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                           CALYPTE BIOMEDICAL CORPORATION

                             1995 DIRECTOR OPTION PLAN

                          AMENDED AS OF NOVEMBER 18, 1999

     1. Purposes of the Plan. The purposes of this Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

     All options granted hereunder shall be "non-statutory stock options."

     2.   Definitions.  As used herein, the following definitions shall apply:

          (a)  "Board" means the Board of Directors of the Company.

          (b)  "Code" means the Internal Revenue Code of 1986, as amended.

          (c)  "Common Stock" means the Common Stock of the Company.

          (d) "Company" means Calypte Biomedical Corporation, a Delaware corporation.

          (e) "Continuous Status as a Director" means the absence of any interruption or termination of service as a Director.

          (f)  "Director" means a member of the Board.

          (g) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company. Any person who is not employed by the Company but who is engaged by the Company to render services as a consultant is not considered an Employee under this Plan.

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of grant, as reported in The Wall Street Journal or such other source as the Board deems reliable;

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               (ii)  If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (j) "Immediate Family Members" means the spouse, children or grandchildren of the Optionee.

          (k) "New Director" means any person elected to the Board to fill a vacancy and/or at an annual meeting of the Company's stockholders who was not serving as a Director immediately prior to such election. In addition, the Board shall determine whether a person who had previously been a Director but was not a Director immediately prior to his or her election shall be considered a New Director under the Plan.

          (l)  "Option" means a stock option granted pursuant to the Plan.

          (m)  "Optioned Stock" means the Common Stock subject to an Option.

          (n)  "Optionee" means an Outside Director who receives an Option.

          (o)  "Outside Director" means a Director who is not an Employee.

          (p) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (q)  "Plan" means this Director Option Plan.

          (r) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

          (s) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

          (t) "Term of Office" means the period of time commencing with the date of any annual meeting of the Company's stockholders at which Directors are elected and the date of the next subsequent stockholders' meeting at which Directors are elected.

     3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 350,000 Shares (the "Pool") of Common Stock. The Shares may be authorized but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     4.   Administration of and Grants of Options under the Plan.

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          (a)  Procedure for Grants.  The provisions set forth in this
Section 4(a) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options to Outside Directors under this Plan shall be discretionary provided such grants are made strictly in accordance with the following provisions:

               (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

               (ii) The Board shall have discretionary authority to determine the number of shares of Common Stock to be granted to Optionees on the date on which each person first becomes a Director, provided that during any given Term of Office the number of Options granted to each newly-elected Director shall be equal.

               (iii) The Board shall have discretionary authority to determine the number of Options to be granted to each re-elected Director, provided a) that in any given Term of Office the number of Options granted will be the same for each such re-elected Director, and b) that if such re-elected Director has not served on the Board for at least six (6) months prior to the date of the Company's Annual Meeting of Shareholders the Board may adjust the number of Options granted to such Director.

          (b) Option Grants. Each Option granted hereunder will include the following terms:

               (i)   The term of the Option will be ten (10) years.

               (ii) The Option will be exercisable at any time during the term of the Option to the extent that the Option has become vested, regardless of whether the Optionee has terminated service as a member of the Board, provided however that if an Optionee is removed from the Board, the Option will terminate if it is not exercised within 90 days of the date of such removal, but in no event later than the expiration of the ten (10) year term of the Option.

               (iii) The exercise price per Share will be 100% of the fair market value per Share on the date of grant of the Option.

               (iv) During the period that an Optionee serves as a Director, the Option will vest monthly at a rate of 8.33% per month over the twelve (12) month period commencing with the date of election of the Optionee as Director. The Option will vest at such rate on the first day of each month subsequent to such election, provided that such Option will become vested and fully exercisable on the date of the next annual meeting of stockholders if such meeting occurs less than twelve months after the date of the grant.

               (v) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board to increase the number of Shares which may be issued under the Plan; provided, further that such Options shall not be exercisable until such time, if any, as the increased approved by the Board is approved by the shareholders.

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     5.   Eligibility.  Options may be granted only to Outside Directors.
All Options shall be granted in accordance with the terms set forth in
Section 4 hereof. An Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

     The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

     6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

     7. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (iv) any combination of the foregoing methods of payment.

     8.   Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in
Section 4 hereof, provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

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          (b)  Rule 16b-3.  Options granted to Outside Directors must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          (c) Termination of Continuous Status as a Director. In the event an Optionee's Continuous Status as a Director terminates, the Optionee's vesting in his or her Options granted under this Plan will cease as of the date of such termination.

          (d) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option to the extent that the Optionee was entitled to exercise it at the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     9.   Assignment or Transfer.

          (a) All or any portion of any Option may be transferred by an Optionee to (i) the Immediate Family Members of the Optionee, (ii) a partnership in which such Immediate Family Members are the only partners, or
(iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, provided that (x) there may be no consideration for such transfer,
(y) the agreement pursuant to which such Options are transferred must be in a form consistent with the Plan, and must expressly provide for transferability in a manner consistent with this Section 9, and (z) subsequent transfers of transferred Options shall be prohibited except those by will or the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The effect of termination of the Optionee's service on the Board of Directors shall continue to be applied with respect to the original Optionee, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified in the Plan on the occurrence of such termination. Neither the Company nor the administrator of the Plan shall have any obligation to provide the transferee with notice of termination of an Optionee.

          (b) Options shall be transferable only in accordance with Section 9(a) or by will or the laws of descent and distribution.

     10. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

                                        -5-

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          (a)  Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of an convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, each outstanding Option shall become fully vested and exercisable, including as to Shares as to which it would not otherwise be exercisable, unless the Board, in its discretion, determines otherwise. If an Option becomes fully vested and exercisable in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.
For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

     11.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. Except as set forth in Section 4, the Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

                                        -6-

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     12.  Time of Granting Options.  The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

     13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     16. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

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                           CALYPTE BIOMEDICAL CORPORATION

                             DIRECTOR OPTION AGREEMENT

     Calypte Biomedical Corporation, a Delaware corporation (the "Company"), has granted to _______________________ (the "Optionee"), an option to purchase a total of [_________________________ (________)] shares of the Company's Common
Stock (the "Optioned Stock"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company's Director Option Plan (the "Plan") adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

     1. Nature of the Option. This Option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

     2. Exercise Price. The exercise price is $ _______ for each share of Common Stock.

     3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Sections 4 and 8 of the Plan as follows:

          (i)   Right to Exercise.

     (a) During the period that the Optionee serves as a Director of the Company, this Option will vest monthly at a rate of 8.33% per month over the twelve (12) month period commencing with the date of election or re-election of the Optionee as Director on the first day of each month subsequent to such election, provided that such Option will become vested and fully exercisable on the date of the next annual meeting of stockholders if such meeting occurs less than twelve months after the date of grant.

     (b)  This Option may not be exercised for a fraction of a share.

     (c) In the event of Optionee's death, removal or other termination of service as a Director, the exercisability of the Option is governed by Sections 4 and 8 of the Plan.

          (ii) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

     4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

          (i)   cash;

          (ii)  check; or

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          (iii) surrender of other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or

          (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

     5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     6. Assignment or Transfer of Option. This Option may be transferred to (i) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"), (ii) a partnership in which such Immediate Family Members are the only partners, or (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, provided that (x) there may be no consideration for such transfer, (y) the agreement pursuant to which such Options are transferred must be in a form consistent with the Plan, and (z) subsequent transfers of transferred Options shall be prohibited except those by will or the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The effect of termination of the Optionee's service on the Board of Directors shall continue to be applied with respect to the original Optionee, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified in the Plan on the occurrence of such termination. Neither the Company nor the administrator of the Plan shall have any obligation to provide the transferee with notice of termination of an Optionee. The terms of this Option shall be binding upon the transferees, executors, administrators, heirs, successors and assigns of the Optionee.

     7.   Term of Option.  This Option may not be exercised more than ten
(10) years from the date of grant of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.

     8. Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. Since the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain limited circumstances the measurement and timing of such income (and the commencement of any capital gain holding period) may be deferred, and the Optionee is advised to contact a tax advisor concerning the application of Section 83 in general and the availability of a Section 83(b) election in particular in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

     DATE OF GRANT:



     CALYPTE BIOMEDICAL CORPORATION,

     a Delaware corporation

     By:

     Title:

     Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.


     Dated:                   ____________________________
                              Optionee


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